August 2009 Third Quarter, Fiscal Year 2009 Update Exhibit 99

Safe Harbor For Forward Looking Statements This presentation may contain "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995, including statements regarding future prospects, plans, performance and capital structure, anticipated capital expenditures and completion of construction projects, as well as statements that are identified by the use of the words "anticipates," "estimates," "expects," "forecasts," "intends," "plans," "predicts," "projects," "believes," "seeks," "will," "may," and similar expressions. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company's expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from results referred to in the forward-looking statements: financial and economic conditions, including the availability of credit, and their effect on the Company's ability to obtain financing on acceptable terms for working capital, capital expenditures and other investments; occurrences affecting the Company's ability to obtain financing under credit lines or other credit facilities or through the issuance of commercial paper, other short-term notes or debt or equity securities, including any downgrades in the Company's credit ratings and changes in interest rates and other capital market conditions; changes in economic conditions, including global, national or regional recessions, and their effect on the demand for, and customers' ability to pay for, the Company's products and services; the creditworthiness or performance of the Company's key suppliers, customers and counterparties; economic disruptions or uninsured losses resulting from terrorist activities, acts of war, major accidents, fires, hurricanes, other severe weather, pest infestation or other natural disasters; changes in actuarial assumptions, the interest rate environment and the return on plan/trust assets related to the Company's pension and other post-retirement benefits, which can affect future funding obligations and costs and plan liabilities; changes in demographic patterns and weather conditions; changes in the availability and/or price of natural gas or oil and the effect of such changes on the accounting treatment of derivative financial instruments or the valuation of the Company's natural gas and oil reserves; impairments under the SEC's full cost ceiling test for natural gas and oil reserves; uncertainty of oil and gas reserve estimates; factors affecting the Company's ability to successfully identify, drill for and produce economically viable natural gas and oil reserves, including among others geology, lease availability, weather conditions, shortages, delays or unavailability of equipment and services required in drilling operations, and the need to obtain governmental approvals and permits and comply with environmental laws and regulations; significant differences between the Company's projected and actual production levels for natural gas or oil; changes in the availability and/or price of derivative financial instruments; changes in the price differentials between oil having different quality and/or different geographic locations, or changes in the price differentials between natural gas having different heating values and/or different geographic locations; inability to obtain new customers or retain existing ones; significant changes in competitive factors affecting the Company; changes in laws and regulations to which the Company is subject, including tax, environmental, safety and employment laws and regulations; governmental/regulatory actions, initiatives and proceedings, including those involving acquisitions, financings, rate cases (which address, among other things, allowed rates of return, rate design and retained natural gas), affiliate relationships, industry structure, franchise renewal, and environmental/safety requirements; unanticipated impacts of restructuring initiatives in the natural gas and electric industries; significant differences between the Company's projected and actual capital expenditures and operating expenses and unanticipated project delays or changes in project costs or plans; the nature and projected profitability of pending and potential projects and other investments, and the ability to obtain necessary governmental approvals and permits; ability to successfully identify and finance acquisitions or other investments and ability to operate and integrate existing and any subsequently acquired business or properties; significant changes in tax rates or policies or in rates of inflation or interest; significant changes in the Company's relationship with its employees or contractors and the potential adverse effects if labor disputes, grievances or shortages were to occur; changes in accounting principles or the application of such principles to the Company; the cost and effects of legal and administrative claims against the Company or activist shareholder campaigns to effect changes at the Company; increasing health care costs and the resulting effect on health insurance premiums and on the obligation to provide other post-retirement benefits; or increasing costs of insurance, changes in coverage and the ability to obtain insurance. For a discussion of these risks and other factors that could cause actual results to differ materially from results referred to in the forward-looking statements, see "Risk Factors" in the Company's Form 10-K for the fiscal year ended September 30, 2008 and the Company's Forms 10-Q for the quarters ended December 31, 2008, March 31, 2009 and June 30, 2009. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The Securities and Exchange Commission (the "SEC") permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. The Company uses the terms "probable," "possible," "resource potential" and other descriptions of volumes of reserves or resources potentially recoverable through additional drilling or recovery techniques that the SEC's guidelines would prohibit us from including in filings with the SEC. These estimates are by their nature more speculative than estimates of proved reserves and, accordingly, are subject to substantially greater risk of being actually realized. Investors are urged to consider closely the disclosure in our Form 10-K and Forms 10-Q, available at www.nationalfuelgas.com. You can also obtain these forms on the SEC's website at www.sec.gov.

National Fuel Gas Company Business Segment Reporting Publicly Traded Holding Company NYSE symbol - NFG Reporting Segments Corporate Subsidiaries

Net Plant by Segment $3,068 Million At June 30, 2009 Mktg,Corp & All Other $106 MM 4% National Fuel Gas Company

National Fuel Gas Company Capital Expenditures(1) by Segment Capital Expenditures exclude all expenditures associated with Discontinued Operations. Fiscal Year 2009 and 2010 estimates are as of August 7, 2009 2008 Amount Includes $16.8 MM of Accrued Capital Expenditures Related to the Empire Connector Project. (2)

Net Income from Continuing Operations $223.96 Million 12 Months Ended June 30, 2009 Mktg, Corp & All Other $1.54 MM 0.6% National Fuel Gas Company Excludes gains on sale and income/(loss) related to divestiture of international power generation assets (March 2008) and Canadian E&P assets (August 2007) (2) Excludes non-cash charge of $108.2 MM to write-down the book value of oil and natural gas producing properties as a result of "ceiling test" impairment at December 31, 2008, $1.1 MM impairment of investment in partnership, and a $2.3 MM gain on a life insurance policy Net Income before Items Impacting Comparability (2)

National Fuel Gas Company Capitalization The Company may issue debt or equity securities in a public offering or a private placement from time to time, depending on market conditions, indenture requirements, regulatory authorizations and the Company's capital requirements. At June 30, 2009, Total Capitalization was $2.883 Billion, of which $1.249 B was long-term debt and $ 1.634 B was Comprehensive Shareholder's Equity. $2.88 Billion(2) at June 30, 2009 Long-Term Debt 43% Shareholder's Equity 57% Capital Resources(1) $300.0 MM Commercial Paper Program and Uncommitted Credit Facilities - Aggregate of $720.0 MM $300.0 MM Committed Credit Facility through September 2010 - backs Commercial Paper Program

National Fuel Gas Company Dividend Growth $1.34 $0.19 On June 11, 2009, National Fuel announced its 107th year of uninterrupted dividend payments and its 39th consecutive year of dividend increases

9

National Fuel Resources -Growth with Superior Service and Pricing Options -Maintain Cost Effective and Flexible Supply & Storage -Manage Credit Risk and Monitor Regulatory Developments -Pursue Strategic Acquisitions

Pipeline & Storage Stability & Opportunity for Long-term Growth Maximize Geographic Advantage Pursue Expansion Opportunities Operate System Efficiently Canadian Gas Rockies Express, Midcontinent & Gulf of Mexico Appalachian Production

The Marcellus Shale

EOG & Seneca Horizontal Well 3.0 Mmcf/d (7 days) Exploration & Production Growth and Upside Potential Nearly 1 million mineral acres 720,000 acres prospective for the Marcellus Shale Seneca/EOG Resources Horizontal Wells Seneca Vertical Drilling Program EOG & Seneca Horizontal Well 1.4 Mmcf/d (25 days) EOG & Seneca 2 Horizontal Wells Completed 3Q FY09 Seneca Operated Horizontal Well Frac Sept./Oct.

Midstream Infrastructure projects to move Seneca and other third-party production to large diameter pipelines Covington Gathering System $25 - $30 MM project, Phase 1 in-service by Fall 2009

National Fuel Gas Supply Corporation Empire Pipeline, Inc. Pipeline & Storage

Pipeline & Storage Diluted Earnings per Share (Before Items Impacting Comparability) Excludes SFAS 88 settlement loss of -$0.02 Excludes base gas sale of $0.03 and gain associated with insurance proceeds of $0.05 Excludes reversal of reserve for preliminary project costs of $0.06, and discontinuance of Hedge Accounting for interest rate collar of $0.02 $0.48 9 Months Ended 6/30/08

West to East / Appalachian Lateral Proposed pipeline project OPPORTUNITY Pipeline & Storage Expansions Storage Expansion Increase Storage Capacity by 8.5 Bcf Lamont Compression Appalachian Production into TGP Bristoria Project Compression & Pipeline Facilities (South of Map Margin) Empire Connector In-Service December 2008

Utility Segment National Fuel Gas Distribution Corporation

19

Control Costs Provide Excellent Customer Service Operate Safe System Stable Earnings Work Closely with State Commissions and Maintain and Create Innovative Rate Mechanisms Utility - Goals

Control Costs Provide Excellent Customer Service Operate Safe System Stable Earnings Work Closely with State Commissions and Maintain and Create Innovative Rate Mechanisms Utility - Goals

Utility O&M Expense

Capital Spending Utility

Control Costs Provide Excellent Customer Service Operate Safe System Stable Earnings Work Closely with State Commissions and Maintain and Create Innovative Rate Mechanisms Utility - Goals

Utility (1) August 1, 2008 to June 30, 2009 Customer Service Performance Goal Actual(1) Telephone Response (within 30 seconds) 74.0% 82.7% Customer Satisfaction: Residential Commercial 85.1% 86.0% 87.2% 87.5% PSC/PUC Complaints (per 100,000 Customers) 2.1 0.7 Estimated Meter Reading Not to Exceed 15.9% 14.3% Adjusted Bills Not to Exceed 1.9% 1.4% New Service Gas Installations Installed within 10 Days 98.0% 99.6% Non-Emergency Field Appointments Kept 98.0% 99.3% New York Performance Measures

Control Costs Provide Excellent Customer Service Operate Safe System Stable Earnings Work Closely with State Commissions and Maintain and Create Innovative Rate Mechanisms Utility - Goals

Safety Performance Measures SAFETY PERFORMANCE NY Goal NY Actual Bare Steel Main Reduction (Miles) 80 42.23 Bare Steel Services Reduction (Services) 4,000 2,192 Leak Backlog (1, 2A & 2) (Leaks) 75 116 Damages/1000 Tickets 4.2 2.82 Company Damages/1000 Tickets .2 .02 Mismarks/1000 Tickets .9 .66 Emergency Response within 30 minutes 75% 90% Emergency Response within 45 minutes 90% 97% Emergency Response within 60 minutes 95% 99% 6 Months Ended 6/30/2009 Utility

Control Costs Provide Excellent Customer Service Operate Safe System Stable Earnings Work Closely with State Commissions and Maintain and Create Innovative Rate Mechanisms Utility - Goals

Utility (1) Excludes SFAS 88 settlement loss of -$0.03 (2) Excludes out-of-period adjustment to symmetrical sharing of $0.03 Diluted Earnings per Share (Before Items Impacting Comparability)

New York Pennsylvania Effective Date December 28, 2007 January 1, 2007 Approximate Rate Base $699 MM $280-290 MM Revenue Increase $1.8 MM $14.3 MM Conservation Incentive Program $10.8 MM ---- Authorized Return on Equity 9.1% 10-11%(1) (1) Black Box Settlement - No specific return information specified Utility Recent Rate Case Results

New York Pennsylvania Revenue Decoupling Conservation Incentive Program Merchant Function Charge Weather Normalization Low Income Rates 90/10 Sharing Low Income Rates Pending: Revenue Decoupling Choice Program Utility Rate Mechanisms

Utility Challenges

Utility Average Use per Residential Customer Fiscal Year TME

Accounts Receivable - Customer Utility

Utility HEAP/LIHEAP Program year opens in November The NY Regular & Emergency components of the 2008-2009 HEAP Program closed May 15, 2009; PA Regular & Crisis components of the 2008-2009 LIHEAP Program closed April 3, 2009. (2)

Exploration & Production Seneca Resources Corporation

Exploration & Production Marcellus Shale Accelerate development of 720,000 acres Appalachian Upper Devonian Region Extract value from this low-risk play, drilling 150-300 wells per year, depending on commodity prices Proved Reserves California Continue to operate as a low-cost producer, and optimize steam flood technology to generate cash to redeploy into Appalachia Gulf of Mexico Develop existing reserves, currently producing at highest daily rate in the last 3 years 670 Bcfe(1) 4 - 8 Tcfe 33 Bcfe 339 Bcfe Resource Potential in Upper Devonian assumes previously disclosed "most likely" value of 670 Bcfe Resource Potential 131 Bcfe

Exploration & Production Proved Reserves Proved Reserves @9/30 491 Bcfe 503 Bcfe West - California(1) Reserves: 339 Bcfe (57 Mmboe) 67% Gulf of Mexico Reserves: 33 Bcfe 7% East - Appalachia Reserves: 131 Bcfe 26% Does not include any reserves acquired as part of Ivanhoe's US-based assets

Exploration & Production Capital Expenditures Does not include the $39.2MM acquisition of Ivanhoe's US-based assets in California, as this will be accounted for as an investment in Subsidiaries on the Statement of Cash Flows, and will not be included in Capital Expenditures

Exploration & Production Annual Production by Region

Exploration & Production Appalachian Basin

Marcellus Shale Seneca is 4th Largest Marcellus Acreage Holder Taken from Wells Fargo research report, dated July 14, 2009; top 11 acreage holders sorted by acres/1,000 shares outstanding Seneca Resources 720,000 79.5 9.05 Atlas Energy Resources LLC 546,000 63.4 8.61 Range Resources 900,000 157.3 5.72 EQT Corporation 400,000 130.9 3.06 Chesapeake Energy 1,300,000 626.2 2.08 EXCO Resources Inc. 360,000 211.1 1.71 Anadarko Petroleum Corp. ** 600,000 499.2 1.20 Dominion Resources * 585,000 590.0 0.99 EOG Resources Inc. 240,000 250.3 0.96 Talisman Energy 793,000 1,018.9 0.78 XTO Energy 280,000 42 nergy Inc. 80,000 579.7 0.48 * Midpoint of estimate, ** Gross Estimate The most Marcellus acreage for each share outstanding

SRC Fee/Lease EOG Marcellus Shale EOG Joint Venture Approx. Outline of JV Acreage 200,000 Gross Acres Seneca 50% W.I. (Avg. 58% NRI) EOG 50% W.I. (40% NRI) EOG Acreage Contributed ~120,000 Gross Acres Seneca 50% W.I. (40% NRI)

Marcellus Shale Fiscal Year 2009 EOG Joint Venture Activity EOG & Seneca Horizontal Well 1.4 Mmcf/d (25 days) EOG & Seneca Horizontal Well 3.0 Mmcf/d (7 days) EOG & Seneca Horizontal Wells Completed EOG & Seneca Horizontal Well Flare Testing Calendar Year Wells per Year 2009 10 2010 20 2011 30 2012 40 2013 50 2014 60

Marcellus Shale Seneca Vertical Drilling Program Plan: 10 Vertical Wells in 7 Counties, and 6 to 7 cores As of August, 7 wells drilled and 5 cores completed SRC Fee/Lease EOG

SRC Fee/Lease EOG Marcellus Shale Seneca Horizontal Development Drilling Program 1st HWD Rig arrived July 2009 2nd Seneca horizontal rig 1st half FY2010 EOG JV

Marcellus Shale Resource Potential Net resource potential of 4 to 8 trillion cubic feet Assumptions: Average EUR of 2 to 3 Bcfe/well Risk Factor of 30% to 40% Anticipated well costs of $3.5 to $4.0 MM per horizontal in a development program 100 acre well spacing

Well Drilling Forecast Seneca Horizontal Wells assumes that as a rig arrives, it will drill one well per month, and will continue to do so through the end of fiscal year 2012, based on the previously disclosed program rig count. Marcellus Shale

Marcellus Shale Summary 720,000 net Acres 4-8 TCF Resource Potential EOG JV activity is accelerating Seneca operated activity has begun Major growth focus for Seneca Approximately two-thirds of CapEx budget in Fiscal Year 2010 Expect production of 20-30 MMCFD by September 2010 Expect production of 50-70 MMCFD by September 2011

Appalachian Basin Upper Devonian - Development Drilling 2009 drilling plan revised from original plan of 300 wells at start of fiscal year due to reduced natural gas price

Appalachian Basin Upper Devonian and Medina Fiscal Year-end Reserves Replaced 361% of production Proved Reserves up 19% 670 Bcfe - Additional Resource Potential

Exploration & Production California

Seneca's California Properties South Lost Hills 2100 BOEPD Monterey Shale Primary 221 Active Wells Sespe 1030 BOEPD Sespe Formation Primary 192 Active Wells North Lost Hills 1175 BOEPD Tulare & Etchegoin Formation Primary & Steamflood 202 Active Wells North Midway Sunset 4600 BOEPD Potter & Tulare Formation Steamflood 694 Active Wells South Midway Sunset 600 BOEPD Antelope Formation Steamflood 59 Active Wells

California Average Daily Production 2009 Average Daily Production Up ~ 550 BOEPD vs. 2008 Production Increases: Monterey shale drilling @ Lost Hills Marvic drilling @ MWSS Sespe property exchange Improved steaming efficiency Additional increase in FY 2010 following Ivanhoe Acquisition

California Lifting Cost - Peer Comparison Seneca is a low-cost operator in California, with Lifting Costs consistently outperforming its peers Source: IHS Herold, Inc. and Seneca Financial Reports

California Acquisition of Ivanhoe Energy US-based Operations US oil and gas exploration and production operations acquired in July 2009 Total acquisition cost of $34 MM after closing adjustments for 1.8 MMBbl of reserves (~$19/Bbl proved) Current Production ? 645 gross bopd in California & Texas Increase production through steaming techniques currently used on Seneca's properties Additional 3-4 MMBbl of upside potential

Exploration & Production Gulf of Mexico

Gulf of Mexico 5 Discoveries since April 1st, 2007 Recent Discovery Gulf of Mexico Statistics Exploration: 5 of 6 successful wells in the last 24 months Producing 50+ Mmcfe/d net One discovery still being developed No exploration drilling in FY '09 Fiscal 2010 CapEx of $10 - $18 Million

Strategic Direction Long-Term Goals Achieve sustainable annual production growth of 10-20% starting in 2010 Transform Resource Potential into Reserves Long-Term Goals* Continue shift from high-risk exploration to low-risk development of resource plays in order to achieve consistent and predictable results *Assuming acceptable natural gas prices

Questions

Appendix

National Fuel Gas Company Corporate Overview New York Stock Exchange NFG Fiscal Year End September Shares Outstanding (Approx.) (As of 6/30/09) 79.9 Million Average Daily Trading Volume (12 Months Ended 6/30/09) 639,446 Market Capitalization (Approx.) ( As of 7/31/09) $3.26 Billion ) Annual Dividend Rate (Effective 06/30/09) $1.34

National Fuel Gas Company 2010 EPS Guidance & Sensitivity Fiscal 2010 Preliminary Earnings per Share (Diluted) Guidance(1) Consolidated Earnings $2.30 - $2.60(2) Earnings per Share Sensitivity to Changes from $5.00/ MMBtu for natural gas and $75.00/Bbl for crude oil(1) $1 change per $5 change per MMBtu Gas Bbl Oil Increase Decrease Increase Decrease +$0.08 -$0.08 +$0.08 -$0.08 Range NFG & Subsidiaries The earnings guidance and sensitivity table are current as of August 7, 2009. The sensitivity table only considers revenue from the Exploration and Production segment's crude oil and natural gas sales. The sensitivities will become obsolete with the passage of time, changes in Seneca's production forecast, changes in basis differentials, as additional hedging contracts are entered into, and with the settling of NYMEX hedge contracts at their maturity. For its fiscal 2010 earnings forecast, the Company is using flat commodity pricing of $5.00 per MMBtu for natural gas and $75.00 per Bbl for crude oil, and adjusting for basis differential. As of August 7, 2009, for its fiscal 2010 earnings guidance, the Company is utilizing flat commodity pricing of $5.00 per MMBtu for natural gas and $75.00 per Bbl for crude oil, and adjusting for basis differential Seneca Resources Production Guidance: 42 to 48 Bcfe

National Fuel Gas Company Net Plant by Segment $3.1 B

National Fuel Gas Company Debt Maturity Schedule ($ Millions) Fiscal Year Total Long-Term Debt Outstanding at June 30, 2009: $1.249 B

National Fuel Gas Company Debt Ratings - As of July 31, 2009

National Fuel Gas Company Public Utilities Fortnightly Ranked the 3rd best energy company in 2008 Based on the 3-year averages of: Profit Margin Dividend Yield FCF, ROE, ROA Sustainable Growth Consistently in the Top 10 best energy companies (2006-2008) "National Fuel Gas ... strongly positioned in gas markets from the well to the burner tip."

Intermediate Expansion Opportunities West to East/Appalachian Lateral Bristoria Project - add pipeline facilities and compression to interconnect with Spectra Energy and move Appalachian production Lamont Compression - add compression to move Appalachian production into TGP 300-line 2 3

Pipeline & Storage Upcoming Projects West to East & Appalachian Lateral Project Pipeline Length: 324 Miles Starting Location: Rockies Express (REX) - Clarington, OH Ending Location: Millennium Pipeline - Corning, NY Receipts From: REX (~555,000 to 750,000 Dth/d) Local Production Cove Point Gas at Leidy and Corning Deliveries To: Millennium & Empire at Corning Project Status: Open Seasons Conducted May 2007/October 2008 Strong Initial Interest Storage Expansion Incremental Storage Capacity: Approximately 8.5 Bcf No additional base gas required Storage Fields: East Branch - Pennsylvania Galbraith - Pennsylvania Tuscarora - Central New York Project Status: Open Season Conducted October 2008

Pipeline & Storage Storage Overview Key Statistics Underground Nat. Gas Storage Fields 31(1) Total Compressor Stations 15 Total Horsepower 35,475 HP Working Storage Capacity 78.3 Bcf Storage Revenue (2008) $67.0 MM (1) Includes 4 storage fields co-owned with non-affiliated companies

Pipeline & Storage Pipeline Overview Key Statistics System Pipeline Mileage 2,877 Miles Transportation Volume (2008) 358.4 Bcf Pipeline Revenue (2008) $126.7 MM Total Compressor Stations 15 Total Horsepower 39,779 HP

Utility Segment Overview Key Statistics Average Number of Customers 726,863 Total Utility Volumes (2008) 137,737 MMcf Utility Revenue (2008) $1,194 MM Utility Pipeline Mileage (2008) 14,819 Miles Diluted EPS (2008) $0.73 Average Annual Residential Bill (2008) $1,479

Appalachian Basin 73 Upper Devonian Drilling Program Detailed Geologic work has improved per well reserves and success rates Accelerating reserve additions each year (excludes PUDs): 2005 - 5.8 Bcfe 2006 - 11.8 Bcfe 2007 - 20.8 Bcfe 2008 - 24.2 Bcfe

Midstream Covington Gathering System - Lycoming & Tioga Counties

NFG Midstream Covington, LLC Approximately: 26 miles of 12" steel 4 miles of 8" steel Delivery into TGP and UGI Estimated Cost: $25 MM - $30 MM Preliminary Survey Complete Acquiring Rights In-Service Date: Phase 1: Fall 2009 Phase 2: Fall 2010 Pipeline System accesses areas of Tioga County and Lycoming County where no pipelines currently exist Midstream Covington Gathering System - Lycoming & Tioga Counties Tioga System - Phase 1 Lycoming System - Phase 2

(1) Excludes resolution of a purchased gas contingency of +$0.03 Diluted Earnings per Share (Before Items Impacting Comparability) $0.08 9 Months Ended 6/30/08 Energy Marketing

Reconciliation of Income from Continuing Operations by Segment to Consolidated GAAP Net Income

	FY05	FY06	FY07	FY08
Income from Continuing Operations
Utility Segment Income from Continuing Operation	$39,197	$49,815	$50,886	$61,472
P&S Segment Income from Continuing Operation	60,454	55,633	56,386	54,148
E&P Segment Income from Continuing Operation	35,581	67,494	74,889	146,612
Marketing Segment Income from Continuing Operation	5,077	5,798	7,663	5,889
Corp & All Other Income from Continuing Operation	(1,872)	5,874	11,851	607

Total Income from Continuing Operations	$138,437	$184,614	$201,675	$268,728

Discontinued Operations
Income (Loss) From Operations, Net of Tax	$25,277	$(46,523)	$15,479	$—
Gain on Disposal, Net of Tax	25,774	—	120,301	—

Income (Loss) From Discontinued Operations, Net of Tax	$51,051	$(46,523)	$135,780	$—

GAAP Net Income
Utility Segment GAAP Net Income	$39,197	$49,815	$50,886	$61,472
P&S Segment GAAP Net Income	60,454	55,633	56,386	54,148
E&P Segment GAAP Net Income	50,659	20,971	210,669	146,612
Marketing Segment GAAP Net Income	5,077	5,798	7,663	5,889
Corp & All Other GAAP Net Income	34,101	5,874	11,851	607

Total GAAP Net Income	$189,488	$138,091	$337,455	$268,728

Reconciliation of Segment Net Income to
Consolidated Net Income
(‘000)

	12 Mos Ended 6/30/09
			Earning Before
		Items Impacting	Items Impacting
	GAAP Earnings	Comparability	Comparability

Utility	$59,547

			$59,547
Pipeline & Storage	$54,800

			$54,800
Exploration & Production	$(139)
Less: Non-cash impairment charge		$108,207

			$108,068

Energy Marketing	$6,318

			$6,318
Corporate & Other	$(3,550)
Less: Impairment of Investment in Partnership		$1,085
Plus: Gain on life insurance proceeds		$(2,312)

			$(4,777)

GAAP Consolidated Net Income	$116,976

Total Items Impacting Comparability		$106,980

Net Income Before Items Impacting Comparability			$223,956

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
RECONCILIATION TO REPORTED EARNINGS

	Fiscal Year	Fiscal Year	Fiscal Year	Fiscal Year	Fiscal Year	Nine Months
	Ended	Ended	Ended	Ended	Ended	Ended
(Diluted Earnings Per Share)	September 30, 2004	September 30, 2005	September 30, 2006	September 30, 2007	September 30, 2008	June 30, 2009

Utility
Reported earnings	$0.56	$0.46	$0.58	$0.60	$0.73	$0.75
Out-of-period adjustment to symmetical sharing	—	—	(0.03)	—	—	—
Pension settlement loss	0.03	—	—	—	—	—

Earnings before items impacting comparability	0.59	0.46	0.55	0.60	0.73	0.75

Pipeline and Storage
Reported earnings	0.58	0.71	0.65	0.66	0.64	0.52
Reversal of reserve for preliminary project costs	—	—	—	(0.06)	—	—
Discontinuance of hedge accounting	—	—	—	(0.02)	—	—
Pension settlement loss	0.02	—	—	—	—	—
Gain associated with insurance proceeds	—	(0.05)	—	—	—	—
Base gas sale	—	(0.03)	—	—	—	—

Earnings before items impacting comparability	0.60	0.63	0.65	0.58	0.64	0.52

Exploration and Production
Reported earnings	0.66	0.60	0.24	2.47	1.73	(0.47)
Gain on disposal of discontinued operations	—	—	—	(1.41)	—	—
Earnings from discontinued operations	—	—	—	(0.18)	—	—
Income tax adjustments	—	—	(0.07)	—	—	—
Loss on sale of oil and gas assets	—	—	—	—	—	—
Impairment of oil and gas producing properties	—	—	0.54	—	—	1.35
Cumulative Effect of Change in Accounting	—	—	—	—	—	—
Adjustment of loss on sale of oil and gas assets	(0.06)	—	—	—	—	—
Pension settlement loss	0.01	—	—	—	—	—

Earnings before items impacting comparability	0.61	0.60	0.71	0.88	1.73	0.88

International
Reported earnings	0.07
Cumulative Effect of Change in Accounting	—	see
Pension settlement loss	—	“Discontinued
Tax rate change	(0.06)	Operations”
Repatriation tax		below

Earnings before items impacting comparability	0.01

Energy Marketing
Reported earnings	0.07	0.06	0.07	0.09	0.07	0.09
Resolution of a purchased gas contingency	—	—	—	(0.03)	—	—
Pension settlement loss	—	—	—	—	—	—

Earnings before items impacting comparability	0.07	0.06	0.07	0.06	0.07	0.09

Corporate and All Other
Reported earnings	0.07	(0.02)	0.07	0.14	0.01	0.03
Pension settlement loss	0.02	—	—	—	—	—
Adjustment of gain on sale of timber properties	0.01
Gain on sale of turbine					(0.01)	—
Gain on life insurance policies						(0.03)
Impairment of investment in partnership						0.01

Earnings before items impacting comparability	0.10	(0.02)	0.07	0.14	0.01	0.01

Consolidated
Reported earnings	2.01
Total items impacting comparability from above	(0.03)

Earnings before items impacting comparability	$1.98

Consolidated Earnings from Continuing Operations
Reported earnings from continuing operations		1.81	1.61	3.96	3.18	0.92
Total items impacting comparability from above		(0.08)	0.44	(1.70)	(0.01)	1.33

Earnings from continuing operations before items impacting comparability		$1.73	$2.05	$2.26	$3.17	$2.25

Discontinued Operations
Reported earnings from discontinued operations		0.42

Consolidated
Reported earnings		$2.23	$1.61	$3.96	$3.18	$0.92

Reconciliation of Utility Segment Aged Accounts Receivable to
Consolidated Accounts Receivable — Net

	at 06/30/05	at 06/30/06	at 06/30/07	at 06/30/08	at 06/30/09

Utility Aged Accounts Receivable	$88.6	$105.3	$97.4	$116.4	$114.3
Utility Current/Other Accounts Receivable	86.2	85.9	88.7	106.1	77.0

Utility Gross Accounts Receivable	$174.8	$191.2	$186.1	$222.5	$191.3
Utility Reserve for Bad Debt	(18.1)	(32.2)	(32.6)	(33.0)	(39.6)

Utility Net Accounts Receivable	$156.7	$159.0	$153.5	$189.5	$151.7

All Other Segments Gross Accounts Receivable	$68.8	$76.0	$70.2	$115.6	$54.5
All Other Segments Reserve for Bad Debts	(4.1)	(1.9)	(1.5)	(2.6)	(5.6)

All Other Segments Net Accounts Receivable	$64.7	$74.1	$68.7	$113.0	$48.9

Total Corporation Accounts Receivable — Net	$221.4	$233.1	$222.2	$302.5	$200.6

Reconciliation of Pipeline & Storage Operating Revenues to
Consolidated Operating Revenues Fiscal 2008
($Millions)

Pipeline Revenues	$126.7
Storage Revenues	67.0
Other Revenues	22.9

Total Pipeline & Storage Revenues	$216.6
All Other Segments	2,183.8

Total Corporation	$2,400.4

Reconciliation of Exploration & Production Segment Capital Expenditures to
Consolidated Capital Expenditures
($000s)

						2009	2010
	2004	2005	2006	2007	2008	Forecast	Forecast

Exploration & Production Capital Expenditures (Contiunuing Operations)	$46,235	$83,973	$166,535	$146,687	$192,187	$196,000	$175,000-225,000
Exploration & Production Capital Expenditures (Discontinued Operations)	31,419	38,477	41,768	29,129	—	—	—
Pipeline & Storage Capital Expenditures (1)	23,196	21,099	26,023	43,226	148,752	66,000	46,000
Utility Capital Expenditures	55,449	50,071	54,414	54,185	57,457	58,000	63,000
Corporate, All Other Capital Expenditures (Continuing Operations) (2) (3)	8,544	20,033	5,419	3,501	(662)	11,000	7,000
Corporate & All Other Capital Expenditures (Discontinued Operations)	7,498	5,877	—	—	—	—	—

Total Capital Expenditures Per Statement of Cash Flows	$172,341	$219,530	$294,159	$276,728	$397,734	$331,000	$291,000-341,000

(1)	2008 Amount Excludes $16.8 Million of Accrued Capital Expenditures Related to the Empire Connector Project

(2)	Including Intersegment Eliminations

(3)	2007 Amount Excludes a $3.3 Million Investment in Partnership Presented Separately on the Statement of Cash Flows
Consolidated Net Income
($000s)

	2005	2006	2007	2008

Exploration & Production (Income from Continuing Operations)	$35,581	$67,494	$74,889	$146,612
Income from Discontinued Operations, Net of Tax	15,078	(46,523)	15,479	—
Gain on Disposal of Discontinued Operations, Net of Tax	—	—	120,301	—

Total Exploration & Production	$50,659	$20,971	$210,669	$146,612
All Other Segments	138,829	117,120	126,786	122,116

Consolidated Net Income	$189,488	$138,091	$337,455	$268,728